UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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The following was posted on the Applied Materials, Inc. website on January 27, 2009.

Electronic Proxy FAQ

This year, we are pleased to furnish proxy materials to our stockholders primarily over the Internet in accordance with rules adopted by the Securities and Exchange Commission. This allows us to provide stockholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials. Stockholders who have not previously specified that they wish to receive electronic or paper delivery of our proxy materials will receive a notice in the mail with instructions on how to access these materials and vote by telephone or online. This notice was mailed on or about January 27, 2009. Frequently asked questions regarding this notice, which we refer to as the “Notice of Internet Availability,” are set forth below.

Why did I receive a Notice of Internet Availability?

If you owned shares of Applied Materials common stock at the close of business on January 12, 2009 (the “record date”), you should have received a Notice of Internet Availability. Stockholders who owned shares of Applied Materials common stock as of the record date are entitled to receive notice of, attend and vote at our 2009 Annual Meeting of Stockholders (“Annual Meeting”), which will be held on March 10, 2009.

What is the Notice of Internet Availability?

This year, you are receiving the Notice of Internet Availability in the mail instead of the printed proxy materials delivered in prior years. The Notice of Internet Availability contains the following information:

•	a brief description of the items to be voted on at the Annual Meeting and the recommendation of Applied Materials’ Board of Directors with regard to each item;

•	the website address where you can access the proxy materials and instructions on how to view them;

•	instructions on how to request paper or e-mail copies of the proxy materials if you prefer one of these delivery methods; and

•	instructions on how to vote online or by telephone, or how to vote in person at the Annual Meeting.

Importantly, the Notice of Internet Availability will contain a 12-digit control number that you will need to access the proxy materials, to request printed copies of the proxy materials, and to vote your shares by telephone or online. For this reason, we recommend that you retain the Notice of Internet Availability through the date of our Annual Meeting.

How do I vote my shares?

If you received a Notice of Internet Availability, you will not receive a proxy card in the mail. Please follow the instructions contained in the Notice of Internet Availability on how to vote by telephone or online.

You may also vote your shares in person at the Annual Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name (you have a physical stock certificate issued in your name), you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote in person at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting.

Will my personal information be protected when I visit the website to review the proxy materials or when I sign up for e-delivery?

Yes, when you view our proxy materials on the website specified in the Notice of Internet Availability, no “cookies” or other tracking features will collect your information and your anonymity will be protected. Any e-mail address you provide solely to request a copy of the proxy materials will not be shared with any third party or used for any other purpose other than to facilitate delivery of the proxy materials.

How can I request a printed copy of the proxy materials?

If you would like a printed copy of the proxy materials mailed to you free of charge, please follow the instructions provided in the Notice of Internet Availability. You may also request a printed copy of the proxy materials by clicking on the link “Request a hard copy” and following the instructions provided there. Alternatively, if you would like to receive proxy materials by e-mail, you can enroll in Electronic Delivery by clicking on the link “Enroll in Electronic Delivery” and following the instructions provided there.